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                                                                     Exhibit 3.8


                                     BYLAWS

                                       OF

                         CCIR OF CALIFORNIA CORPORATION


                            A California corporation
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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1. - OFFICES.......................................................    1

   1.1   Principal Executive Office........................................    1
   1.2   Other Offices.....................................................    1

ARTICLE 2. - MEETINGS OF SHAREHOLDERS......................................    1

   2.1   Place of Meetings.................................................    1
   2.2   Annual Meetings...................................................    1
   2.3   Special Meetings..................................................    1
   2.4   Notice of Shareholders' Meetings..................................    2
   2.5   Manner of Giving Notice; Affidavit of Notice......................    2
   2.6   Adjourned Meetings and Notice Thereof.............................    3
   2.7   Voting at Meetings of Shareholders................................    3
   2.8   Record Date for Shareholder Notice, Voting and Giving Consents....    4
   2.9   Quorum............................................................    4
   2.10   Consent of Absentees.............................................    4
   2.11   Action Without Meeting...........................................    5
   2.12   Proxies..........................................................    5
   2.13   Inspectors of Election...........................................    6

ARTICLE 3. - DIRECTORS.....................................................    7

   3.1   Powers of Directors...............................................    7
   3.2   Number of Directors...............................................    8
   3.3   Election and Term of Office.......................................    8
   3.4   Vacancies.........................................................    9
   3.5   Place of Meeting..................................................    9
   3.6   Annual Meeting....................................................    9
   3.7   Special Meetings..................................................    9
   3.8   Adjournment of Meetings...........................................   10
   3.9   Notice of Adjournment.............................................   10
   3.10   Waiver of Notice.................................................   10
   3.11   Quorum...........................................................   10
   3.12   Fees and Compensation............................................   10
   3.13   Action Without Meeting...........................................   10

ARTICLE 4 - OFFICERS.......................................................   11

   4.1   Officers..........................................................   11
   4.2   Election..........................................................   11
   4.3   Subordinate Officers..............................................   11
   4.4   Removal and Resignation of Officers...............................   11
   4.5   Vacancies.........................................................   11



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   4.6   Duties of Officers................................................   11
      4.6.1   Chairman of the Board........................................   11
      4.6.2   President....................................................   11
      4.6.3   Vice Presidents..............................................   12
      4.6.4   Secretary....................................................   12
      4.6.5   Assistant Secretaries........................................   12
      4.6.6   Treasurer....................................................   12
      4.6.7   Assistant Financial Officers.................................   13

ARTICLE 5 - SHARES OF STOCK................................................   13

   5.1   Share Certificates................................................   13
   5.2   Fractional Shares.................................................   13
   5.3   Transfer of Shares................................................   13
   5.4   Lost or Destroyed Certificate.....................................   14

ARTICLE 6 - MISCELLANEOUS..................................................   14

   6.1.   Indemnity of Officers, Directors, Employees and Other Agents.....   14
   6.2   Shareholder Inspection of Bylaws..................................   14
   6.3   Maintenance and Inspection of Records of Shareholders.............   14
   6.4   Shareholder Inspection of Corporate Records.......................   15
   6.5   Inspection by Directors...........................................   15
   6.6   Checks, Drafts, etc...............................................   15
   6.7   Contracts, etc., How Executed.....................................   15
   6.8   Representation of Shares of Other Corporations....................   16
   6.9   Annual Report.....................................................   16
   6.10   Annual Statement of General Information..........................   16

ARTICLE 7 - AMENDMENTS TO BYLAWS...........................................   16

   7.1   Amendment by Shareholders.........................................   16
   7.2   Amendment by Directors............................................   16



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                                     BYLAWS

                                       OF

                            CCIR OF CALIFORNIA CORP.


                                   ARTICLE 1.

                                     OFFICES

         1.1 Principal Executive Office. The address of the initial principal executive office for the transaction of the business of CCIR of California Corp., a California corporation (the "Corporation"), is hereby fixed as: CCIR of California Corp., 1758 East Junction Ave., San Jose, California. The board of directors may from time to time change said principal executive office from one location to another within the State of California.

         1.2 Other Offices. Branch or subordinate offices may at any time be established by the board of directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE 2.

                            MEETINGS OF SHAREHOLDERS

         2.1 Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal executive office of the Corporation, or at any other place within or without the State of California which may be designated either by the board of directors or by the written consent of all shareholders entitled to vote thereat, provided such shareholder consent is given either before or after the meeting and filed with the secretary of the Corporation.

         2.2 Annual Meetings. The annual meetings of shareholders shall be held on the last Tuesday of January of each year, or on such other date as may be subsequently determined by the board of directors of the Corporation. At such meetings, directors shall be elected, reports of the affairs of the Corporation shall be considered and any other business may be transacted which is within the powers of the shareholders.

         2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the board of directors or by the chairman of the board or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the
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shareholders entitled to vote, in accordance with the provisions of sections 2.4 and 2.5 of this Article 2, and the notice shall set forth that a meeting will be held at the time requested by the person or persons calling the meeting, provided such time is not less than thirty-five (35) or more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this section 2.3 shall be construed as limiting; fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

         2.4 Notice of Shareholders' Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with section 2.5 of this Article 2 not less than ten (10) or more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and, (i) in the case of a special meeting, the general nature of the business to be transacted or, (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         Pursuant to the California Corporations Code (the "Corporations Code"), the notice shall also state the general nature of the proposal if action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest,
(ii) an amendment of the Articles of Incorporation, (iii) a reorganization of the Corporation, (iv) a voluntary dissolution of the Corporation under section 1900 of that Code or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares of the Corporation's stock.

         2.5 Manner of Giving Notice: Affidavit of Notice. Notice of any shareholders' meeting shall be given either personally or by first-class mail, charges prepaid, or by facsimile transmission, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or by facsimile transmission to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the country where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, actually transmitted by electronic means to the recipient by the person giving the notice or sent by other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such notices or reports shall be available to the shareholder on written


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demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice or report.

         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting may be executed by the secretary, assistant secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.

         2.6 Adjourned Meetings and Notice Thereof. Any annual or special shareholders' meeting may be adjourned from time to time, whether or not a quorum is present, by the vote of the majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting except in the case of the withdrawal of a shareholder from a quorum as provided in section 2.9 of this Article 2.

         When any shareholders' meeting, either annual or special, is adjourned for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of sections 2.4 and 2.5 of this Article 2. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting, the shareholders may transact any business that might have been transacted at the regular meeting.

         2.7 Voting at Meetings of Shareholders. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of section 2.8 of this Article 2, subject to all applicable provisions of the Corporations Code (relating to voting shares held by a fiduciary, in the name of a Corporation, or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders had withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Corporations Code or by the Corporation's Articles of Incorporation.

         Each shareholder shall be entitled to cumulate votes only if the procedures set forth in Section 708 of the Corporations Code have been satisfied.

         2.8 Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a


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record date, which shall not be more than sixty (60) days or less than ten (10)
days before the date of any such meeting or more than sixty (60) days before any such action without a meeting, and in this event only those shareholders of record at the close of business on the date so fixed shall be entitled to notice and to vote or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by the Corporations Code.

         If the board of directors does not so fix a record date:

              (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

              (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting shall be (i) when no prior action by the board has been taken, the day on which the first written consent is given, or (ii) when prior action of the board has been taken, at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

         2.9 Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum of the shareholders for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         2.10 Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of section 2.4 of this Article 2, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the persons objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.


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         2.11 Action Without Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the previous sentence, directors may be elected by written consent without a meeting only if the written consent of all outstanding shares entitled to vote is obtained, except that a vacancy in the board (other than a vacancy created by removal of a director) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

         All such consents shall be filed with the secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consent of the number of shares required to authorize the proposed action has been filed with the secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the Corporation.

         If the consents of all shareholders entitled to vote have been solicited in writing, and corporate action has been approved without a meeting by less than the unanimous written consent of those shareholders entitled to vote on such action, then the secretary shall give to those shareholders entitled to vote who have not consented in writing:

              (a) Notice of such approval at least ten (10) calendar days before the consummation of the action authorized by such approval, if the corporate action concerns (i) contracts or transactions in which a director has a direct or indirect financial interest, (ii) indemnification of agents of the Corporation, (iii) a reorganization, or (iv) a distribution in dissolution other than in accordance with the rights of the outstanding preferred shares; and

              (b) Prompt notice of any other corporate action. The notice required by this section 2.11 shall conform to the requirements of paragraph (b) of section 2.8 of this Article 2.

         2.12 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after


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the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Corporations Code.

         2.13 Inspectors of Election. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or shareholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall:

              (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

              (b)    Receive votes, ballots or consents;

              (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

              (d)    Count and tabulate all votes or consents;

              (e)    Determine when the polls shall close;

              (f)    Determine the results; and

              (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE 3.

                                    DIRECTORS

         3.1 Powers of Directors. Subject to limitations of the Articles of Incorporation, of these Bylaws and of the Corporations Code as to actions which shall be authorized or approved by the shareholders, by the outstanding shares or by a less than majority vote of a class or series of preferred shares, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the board of directors. Without prejudice to such general powers but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:


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              First: To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law or with the Articles of Incorporation or with these Bylaws, as they may deem best.

              Second: To select and remove all the other officers, agents and employees of the Corporation, to prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or with these Bylaws, to fix their compensation and to require from them security for faithful service.

              Third: To change the principal executive office for the transaction of the business of the Corporation from one location to another within the State of California, as provided in Article I, section 1.1, hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of California, as provided in Article 1, section 1.2, hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings except annual meetings; and to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such seal and such certificates shall at all times comply with the provisions of law.

              Fourth: To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, as dividends or in consideration of money paid, labor done or services actually rendered to the Corporation or for its benefit or in its formation or reorganization, debts or securities canceled, or tangible or intangible property actually received, but neither promissory notes of the purchaser, unless secured by property other than the shares acquired or otherwise permitted by the Corporations Code, nor future services shall constitute payment or part payment for shares of the Corporation.

              Fifth: To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

              Sixth: To designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternative members of any committee, who may replace any absent member at any meeting of the committee. Any such committee shall have all the authority of the board to the extent provided in the resolution of the board or in these Bylaws, except with respect to:

              (a) The approval of any action for which, under the Corporations Code, shareholders' approval or approval of the outstanding shares is also required;

              (b)    The filling of vacancies on the board or in any committee;

              (c) The fixing of compensation of the directors for serving on the board or on any committee;


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              (d)    The amendment or repeal of bylaws or the adoption of new
Bylaws;

              (e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

              (f) A distribution to the shareholder of the Corporation, except at a rate, in a periodic amount or within a price range set forth or determined by the board; or

              (g) The appointment of other committees of the board or the members thereof.

              Seventh: To declare dividends at such times and in such amounts as the condition of the affairs of the Corporation may warrant.

              Eighth: Generally to exercise all of the powers and to perform all of the acts and duties that from time to time may be permitted by law appertaining to their office.

         3.2 Number of Directors. The authorized number of directors of the Corporation shall be one (1) unless and until, as may be required by the Corporations Code, additional members are elected to the Board by the shareholders of the Corporation and this section 3.2 is properly amended; provided, however, that if the number of directors is increased, it cannot thereafter be decreased to less than that number if the votes cast against the adoption of a resolution decreasing said number at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, equals more than 16-2/3 percent of the outstanding shares entitled to vote.

         3.3 Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

         3.4 Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

         A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.


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
         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         3.5 Place of Meeting. Regular meetings of the board of directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office. Members of the board may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by means of the above-described procedure shall constitute presence in person at such meeting.

         3.6 Annual Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

         3.7 Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, or the president, or any vice president, or the secretary, or any two directors.

         Written notice of the time and place of a special meeting shall be delivered personally to the directors or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the Corporation or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of directors are regularly held. In case such notice is mailed, it shall be deposited with the United States Postal Service in the place in which the principal executive office of the Corporation is located at least four (4) days prior to the time of the meeting. In case such notice is delivered personally or telegraphed, it shall be so delivered or deposited with the telegraph company at least forty-eight (48) hours prior to the time of the meeting. Such mailing, telegraphing or delivery, as above provided, shall be due, legal and personal notice to such director.

         3.8 Adjournment of Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place.

         3.9 Notice of Adjournment. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

         3.10 Waiver of Notice. The transactions at any meeting of the board of directors, however called and noticed, or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes thereof. All such waiver, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         3.11 Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinabove provided. Every act or decision done or made by a majority of the directors at a meeting duly held at which a quorum is present shall be regarded as an act of the board of directors unless a greater number be required by law or by the Articles of Incorporation. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         3.12 Fees and Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed to directors not receiving monthly compensation for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent, employee or otherwise, and from receiving compensation therefor.

         3.13 Action Without Meeting. Any action required or permitted to be taken by the board of directors under the Corporations Code may be taken without a meeting if all members of the board individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the meetings of the board. Any certificate or other document filed under the provision of the Corporations Code which relates to action so taken shall state that the action was taken by unanimous written consent of the board of directors without a meeting and that these Bylaws authorized the directors to so do.

                                    ARTICLE 4

                                    OFFICERS

         4.1 Officers. The officers of the Corporation shall be a chairman of the board or a president or both, a secretary and a chief financial officer (treasurer) and such other officers with such titles and duties as may be appointed in accordance with the provisions of section 4.3 of this Article 4. Any number of offices may be held by the same person.

         4.2 Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of section 4.3 or section 4.5 of this Article 4, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified.

         4.3 Subordinate Officers. The board of directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

         4.4 Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any office may resign at any time by giving written notice to the board of directors or to the president or to the secretary of the Corporation. Any such resignation shall take effect on the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         4.6 Duties of Officers.

              4.6.1 Chairman of the Board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and shall exercise and perform all such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the Bylaws.

              4.6.2 President. The president shall be the chief executive office of the Corporation and shall, subject to the board of directors, have general supervision, direction and control of the business and of other officers and employees of the Corporation. The president shall preside at all meetings of the shareholders and, if there is no regular, appointed chairman of the board or if such chairman is absent, at all meetings of the board of directors. The president shall be ex officio a member of all standing committees, including the executive committee, if any, and shall have general powers and duties of management, together with such other powers and duties as may be prescribed by the board of directors.

              4.6.3 Vice Presidents. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors shall perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the board of directors or these Bylaws.

              4.6.4 Secretary. The secretary shall keep, or cause to be kept, a book of minutes at the principal executive office of the Corporation, or such other place as the board of directors my order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the board of directors or these Bylaws.

              4.6.5 Assistant Secretaries. In the absence or disability of the secretary, the assistant secretaries in order of their rank as fixed by the board of directors or, if not ranked, the assistant secretary designated by the board of directors shall perform all the duties of the secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary. Each assistant secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the board of directors or these Bylaws.

              4.6.6 Treasurer. The chief financial officer of the Corporation shall be the treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. The treasurer shall be responsible for the proper disbursement of the funds of the Corporation as may be ordered by the board of directors and shall render to the president or the board, whenever requested, an account of all transactions as treasurer and of the financial condition of the Corporation. The treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the board of directors and shall be responsible for the handling of finances in connection therewith. The treasurer shall have such other powers and shall perform such other duties as may be prescribed by the board of directors. The treasurer shall see that all officers signing checks are bonded in such amounts as may be fixed from time to time by the board of directors.

              4.6.7 Assistant Financial Officers. In the absence of or disability of the chief financial officer, the assistant financial officers in order of their rank or, if not ranked, the assistant financial officer designated by the board of directors shall perform all the duties of the chief financial officer and, when so acting, shall have the powers of and be subject to all the restrictions upon the chief financial officer. Each assistant financial officer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the board of directors or these Bylaws.

                                    ARTICLE 5

                                 SHARES OF STOCK

         5.1 Share Certificates. The certificates of shares of the capital stock of the Corporation shall be in such form as is consistent with the Articles of Incorporation and the laws of the State of California and as shall be approved by the board of directors. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when the shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid for them and the amount paid. All such certificates shall be signed by the chairman of the board, or the president, or any vice president, and by the chief financial officer, or any assistant financial officer, or the secretary, or any assistant secretary, certifying to the number of shares and the class or series of shares issued to the shareholder. Any or all of the signatures on a certificate may be facsimile.

         5.2 Fractional Shares. The Corporation shall not issue, sell or transfer fractional shares of its capital stock.

         5.3 Transfer of Shares. Subject to the provisions of law, upon the surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         5.4 Lost or Destroyed Certificate. The holder of any shares of the Stock of Corporation shall immediately notify the Corporation of any loss or destruction of the certificate therefore, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the board of directors. The board may, in its discretion, and as a condition to authorizing the issuance of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the board of directors of the loss or destruction thereof and to give the Corporation a bond or other security, in such amount and with such surety or sureties as the board of directors may determine, as indemnity against any claim that may be made against the Corporation on account of any such certificate so alleged to have been lost or destroyed.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 Indemnity of Officers, Directors, Employees and Other Agents. The Corporation shall, to the maximum extent permitted by the Corporations Code, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article, an "agent" of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

         6.2 Shareholder Inspection of Bylaws. The Corporation shall keep at its principal executive office in this state, the original or a copy of the Bylaws and any amendments thereto, certified by the secretary, which shall be open to inspection by shareholders at all reasonable times during office hours.

         6.3 Maintenance and Inspection of Records of Shareholders. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, which sets forth the names and addresses of all shareholders and the number and class of shares held by each shareholder. A shareholder or shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation may (i) inspect and copy the records of shareholders' names, addresses and shareholdings during usual business hours on five (5) days' prior written demand on the Corporation, and
(ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of shareholders, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder or shareholders by the transfer agent on or before the later of five
(5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this section 6.3 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

         6.4 Shareholder Inspection of Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

         6.5 Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

         6.6 Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the resolution of the board of directors.

         6.7 Contracts, etc., How Executed. Except as otherwise provided in these Bylaws, the board of directors may authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances, and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

         6.8 Representation of Shares of Other Corporations. The chairman of the board, the president, any vice president, or any other person authorized by resolution of the board of directors, is authorized to represent and exercise, on behalf of this Corporation, all rights incidental to any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power-of-attorney duly executed by said officers.

         6.9 Annual Report. The annual report to shareholders referred to by the Corporations Code, and subject to the limitations thereof, is expressly waived, but the board of directors of the Corporation may cause to be sent to the shareholders, not later than one hundred twenty (120) days after the close of the fiscal or calendar year, an annual report in such form as may be deemed appropriate by the board of directors.

         6.10 Annual Statement of General Information. The Corporation shall, each year, during the calendar month in which its Articles of Incorporation originally were filed with the California Secretary of State, or during the preceding five (5) calendar months, file with the Secretary of State, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with the Corporations Code.

                                    ARTICLE 7

                              AMENDMENTS TO BYLAWS

         7.1 Amendment by Shareholders. Unless otherwise provided herein or in the Articles of Incorporation, these bylaws may be altered, amended or repealed upon, and only upon the approval of the holders of not less than two-thirds of the voting capital stock of the Corporation.

         7.2 Amendment by Directors. Subject to the rights of the shareholders as provided in section 7.1 of this Article 7 to adopt, amend or repeal the bylaws, these bylaws may be adopted, amended, or repealed by the board of directors; provided, however, that the board of directors may adopt a bylaw or amend a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles of Incorporation or in Section 3.2 of Article 3 of the bylaws.

                            CERTIFICATE OF SECRETARY


         The undersigned, being the duly elected, qualified and acting Secretary of CCIR of California Corp., a California corporation, does hereby certify the foregoing Bylaws, comprising sixteen (16) pages, are the Bylaws of said Corporation, as duly adopted by the unanimous written consent of the first Board of Directors, effective November 6, 1997.

Dated:  Effective as of November 6, 1997.


                                            /s/ Joseph G. Andersen
                                            ------------------------------------
                                            Joseph G. Andersen, Secretary




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